                                  FEE AGREEMENT

THIS AGREEMENT made this 25th day of May, 2001, by and between Southern States
Power Company, Inc. (hereinafter "Client") with a mailing address of 429
Seabreeze Boulevard, Suite 227, Fort Lauderdale, FL 91764 and telephone number of (954) 523-4500, and Eileen V. Booth (hereinafter Administrative Assistant).

1. Client retains Administrative Assistant to assist Client regarding corporate/
securities clerical related matters and authorizes and empowers Administrative
Assistant to do all things reasonably necessary to complete corporate and securities transactions and agrees to pay Administrative Assistant for the services rendered on the following terms and conditions:

        a.   On the basis of the time expended by Administrative Assistant, a fee shall consist of 5,000 shares of common stock of Southern
             States Power Company, Inc. All referenced shares shall be
             registered pursuant to a Registration Statement on Form S-8.

        b.   Client shall also be responsible for costs incurred in connection with such services, including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications.

2. Administrative Assistant will render a final statement for services provided and costs incurred.  If Client disagrees with any charge for fees or costs,
Client must notify Administrative Assistant in writing within ten (10) days after the date of mailing. Otherwise, all charges are agreed by Client to be approved and accepted.  All bills are due when rendered.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:

Eileen V.  Booth                         Southern States Power Company, Inc.

By: /s/ Eileen V. Booth                  By:   /s/ Lawrence W. Taggart
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Administrative Assistant                           Lawrence W. Taggart, President